Exhibit 1(c)

                      ONE LIBERTY MUNICIPAL BOND FUND, INC.

                              ARTICLES OF AMENDMENT

      ONE LIBERTY MUNICIPAL BOND FUND, INC., a Maryland corporation having its principal office c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The charter of the corporation is hereby amended by striking out
Article II of the Articles of Incorporation, as heretofore amended, and inserting in lieu thereof the following:

                                   ARTICLE II

                                      NAME

      The name of the Corporation is

                     MERRILL LYNCH MUNICIPAL BOND FUND, INC.

      SECOND: The amendment to the charter of the Corporation herein made was duly approved by unanimous written consent of the Board of Directors pursuant to
Section 2-408 of the Corporations and Associations Article of the Annotated Code of Maryland on April 22, 1977; and that at the time of the approval by the directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

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      IN WITNESS WHEREOF, One Liberty Municipal Bond Fund, Inc., has caused these articles to be signed in its name and on its behalf by its President and attested by its Secretary on April 22, 1977.

                                         ONE LIBERTY MUNICIPAL BOND FUND, INC.


                                         By   /s/ Charles H. Ross, Jr.
                                        -------------------------------------
                                              Charles H. Ross, Jr., President

Attest:

     /s/ Stephen M. M. Miller
--------------------------------------
     Stephen M. M. Miller, Secretary


      THE UNDERSIGNED, President of ONE LIBERTY MUNICIPAL BOND FUND, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                         By   /s/ Charles H. Ross, Jr.
                                        -------------------------------------
                                              Charles H. Ross, Jr., President


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